                                                                   Exhibit 23.01





INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-57223 and No. 33-62198 of Cardinal Health, Inc. on Form S-3 and Registration Statements No. 33-20895, No. 33-38021, No. 33-38022, No. 33-42357, No.
33-52535, No. 33-52537, No. 33-52539, No. 33-63283-01, and No. 33-64337 of
Cardinal Health, Inc. on Form S-8 of our report dated January 5, 1996 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change in the method of accounting for income taxes), appearing in this Current Report on Form 8-K of Cardinal Health, Inc.



DELOITTE & TOUCHE LLP

Columbus, Ohio

January 8, 1996





                                      26